                                                                     Exhibit 5

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
                                       INVESTER, SKINNER & CAMP, P.A.
                                              ATTORNEYS AT LAW
HERMANN INVESTER*                      111 CENTER STREET, SUITE 1200                       TELECOPIER
H. EDWARD SKINNER**                   LITTLE ROCK, ARKANSAS 72201-4442                   (501) 376-8536
CHARLES R. CAMP                                (501) 376-7788
WAYNE B. BALL***(T)
RANDAL R. FRAZIER                                                               *ALSO ADMITTED IN THE U.S. PATENT
ROBERT KELLER JACKSON                                                                  AND TRADEMARK OFFICE
LAURA G. WILTSHIRE                                                                 **ALSO ADMITTED IN MISSOURI
MILDRED HAVARD HANSEN                                                               ***ALSO ADMITTED IN TEXAS
VALERIE F. BOYCE                              February __, 1994                 (T) BOARD RECOGNIZED SPECIALIST
TODD A. LEWELLEN*                                                                          IN TAX LAW
STANLEY D. SMITH
S. SCOTT LUTON
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First United Bancshares, Inc.
Main and Washington Streets
El Dorado, Arkansas 71730

Gentlemen:

         In our opinion, the shares of First United Bancshares,Inc. common stock, $1.00 par value per share, being registered under Registration Statement No. 33-_________, filed on February __, 1994, when issued in exchange for the outstanding common stock of InvestArk Bancshares, Inc., will constitute legally issued, fully paid, nonassessable shares of First United Bancshares, Inc.

         We consent to the inclusion of this opinion in the Registration Statement and reference to us under the caption "Legal Opinions" in the Proxy Statement included in the Registration Statement.

                                         IVESTER, SKINNER & CAMP, P.A.


                                         /s/ IVESTER, SKINNER & CAMP, P.A.